EXHIBIT 2.2



                             THE COMPANIES ACT 1985
                        PRIVATE COMPANY LIMITED BY SHARES
                             ARTICLES OF ASSOCIATION
                                       of
                          AUTHORISZOR HOLDINGS LIMITED
                            (Company Number 3873915)

            (Adopted by Special Resolution passed on      July 2002)


1        Preliminary

The regulations contained in Table A (`Table A') in the Schedule to the Companies (Tables A to F) Regulations 1985 (as amended by the Companies (Tables A to F) (Amendment) Regulations 1985) shall, except as hereinafter provided and so far as not inconsistent with the provisions of these Articles, apply to the Company to the exclusion of all other regulations or articles of association. References herein to `regulations' are to regulations in Table A.

2        Private Company

The Company is a private company within the meaning of Section 1(3) of the Companies Act 1985 (`the Act').

3        Interpretation

(1) In the first line of regulation 1 after the words `regulations' the words `and in any articles adopting in whole or in part the same' shall be inserted.

(2)      In these Articles:

         (a)      unless  the   context   otherwise   requires   the   following
                  expressions have the following meanings:

`Controlling Interest'              means an  interest  (within  the  meaning of
                                    Part I of  Schedule  13 to the  Act)  in any
                                    shares  in  the   capital  of  the   Company
                                    conferring in the aggregate more than 50 per cent of the total voting rights conferred by all the shares in the capital of the Company from time to time and conferring the right to vote at all general meetings of the Company;



`deemed transfer notice'            means a transfer  notice  deemed to be given
                                    under any provision of these Articles or any Relevant Agreement;

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`the Nominated  Directors'          means the  directors  appointed  and holding
                                    office from time to time pursuant to Article
                                    18 and the first Nominated Director shall be Ian McNeill;

`Ordinary Shares'                   means the ordinary shares of(pound)1 each in
                                    the capital of the Company;

`paid up'                           means,  in relation  to a share,  paid up or
                                    credited as paid up;

`Preferred Ordinary Shares'         means   the   preferred    ordinary   shares
                                    of(pound)1   each  in  the  capital  of  the
                                    Company;

`Relevant Agreement'                means any agreement relating (in whole or in
                                    part) to the  management  and/or  affairs of
                                    the  Company  which is binding  from time to
                                    time  on the  Company  and the  members  and
                                    which    (expressly   or   by   implication)
                                    supplements   and/or   prevails   over   any
                                    provisions of these Articles;

`Representatives'                   means,  in relation to a member,  any person
                                    or persons who have  become  entitled to his
                                    shares   in   consequence   of  his   death,
                                    bankruptcy or mental incapacity;

`share' means a share in the capital of the Company of whatever class;

`transfer notice'                   has  the  meaning   attributed   thereto  in
                                    Article  12(1)  and   includes,   where  the
                                    context admits, a deemed transfer notice.

         (b) words or expressions the definitions of which are contained or referred to in the Act shall be construed as having the meaning thereby attributed to them but excluding any statutory modification thereof not in force on the date of adoption of these Articles.

         (c) words importing the singular include the plural, words importing any gender include every gender, and words importing persons include bodies corporate and unincorporate; and (in each case) vice versa.

         (d)      references to Articles are  references  to these  Articles and
                  references  to  paragraphs  and  sub-paragraphs   are,  unless


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                  otherwise  stated,  references to paragraphs of the Article or references to sub-paragraphs of the paragraph in which the reference appears.

         (e) in relation to any member, references to any English legal term for any action, remedy, method of judicial proceeding, insolvency proceeding, event of incapacity, legal status, court, governmental or administrative authority or agency, official or legal concept, practice or principle or thing shall in respect of any jurisdiction other than England where that member is domiciled, resident, incorporated or carries on business be deemed to include what most approximates in that jurisdiction to the English legal term concerned.

4        Share capital

The authorised share capital of the Company at the date of adoption of these Articles is (pound)10,720,000 divided into 10,500,000 Ordinary Shares and 220,000 Preferred Ordinary Shares. The Ordinary Shares and the Preferred Ordinary Shares shall be separate classes of shares.

5        Share rights

The Ordinary Shares and the Preferred Ordinary Shares shall have the following rights and be subject to the following restrictions:

(1)      As regards income

The profits which the Company may determine to distribute in respect of any financial period shall be distributed amongst the holders of the fully paid up Ordinary Shares and the fully paid up Preferred Ordinary Shares in the proportion one to one hundred (1:100), so that for each penny (or for each unit of the relevant currency) payable on an Ordinary Share, one hundred pence (or one hundred units of such relevant currency) shall be payable on a Preferred Ordinary Share.

If any share is not fully paid up (excluding premiums) then the dividend which the share would have been entitled to receive if it had been fully paid up (excluding premiums) shall be reduced by the proportion remaining unpaid on the said share.

(2)      As regards capital

On a return of capital on a liquidation or otherwise the surplus assets of the Company remaining after payment of its liabilities shall be applied:

         (a) first, in paying to the holders of the Preferred Ordinary Shares the amount of any premium paid on such shares; and

         (b) secondly, the balance (if any) of such surplus assets shall belong to and be distributed amongst the holders of the fully paid up Ordinary Shares and the fully paid up Preferred Ordinary Shares in the proportion one to one hundred (1:100),

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                  so that  for each  penny  (or for  each  unit of the  relevant currency) payable on an Ordinary Share, one hundred pence (or one hundred units of such relevant currency) shall be payable on a Preferred Ordinary Share.

                  If any share is not fully paid up (excluding premiums) then the distribution which the share would have been entitled to receive if it had been fully paid up (excluding premiums) shall be reduced by the proportion remaining unpaid on the said share.

(3)      As regards voting

Subject to any other special rights or restrictions as to voting attached to any shares by or in accordance with these Articles:

         (a) on a show of hands, and on a poll, every member holding an Ordinary Share who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative, not being himself a member entitled to vote, shall have one vote for every Ordinary Share of which he is the holder;

         (b) on a show of hands, and on a poll, every member holding a Preferred Ordinary Share who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative, not being himself a member entitled to vote, shall have one hundred votes for every Preferred Ordinary Share of which he is the holder;

provided that the Ordinary Shares shall not confer any right to vote upon a resolution for the removal from office of a Nominated Director; and if at any meeting any holder of Preferred Ordinary Shares is not present in person or by proxy the votes exercisable on a poll in respect of the Preferred Ordinary Shares held by members present in person or by proxy shall be pro tanto increased (fractions of a vote by any member being permitted) so that such shares shall together entitle such members to the same aggregate number of votes as could be cast in respect of all the Preferred Ordinary Shares if all the holders thereof were present in person.


(4)      As regards information

Each of the holders of the Preferred Ordinary Shares shall be entitled, either himself or through his agents duly authorised in writing, during the Company's normal hours of business to inspect and take copies of the books of account and all other records and documents of the Company and each of its subsidiaries on giving not less than 48 hours' written notice to the secretary (or, if there is none from time to time, the chairman). The Company shall give each such holder all such facilities as he may reasonably require for such purposes including the use of copying facilities. The Company may make a reasonable charge for any copies taken but otherwise shall not charge for any facilities requested as aforesaid.


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The Ordinary  Shares and the  Preferred  Ordinary  Shares shall by reason of the rights given to them by this Article constitute separate classes of shares and accordingly any alteration of this Article and any variation or abrogation of such rights shall be subject to the provisions of Article 7.

6        Issues of new shares

(1) Unless otherwise determined by special resolution of the Company in general meeting or by a written resolution of all the members and subject as provided in paragraphs (3), (4) and (5) any unissued shares in the capital of the Company from time to time shall before they are issued be offered to all the holders of shares in the Company in proportion to the number of votes attaching to the shares held by them respectively (and such offer shall be at the same price and on the same terms to each such holder). Such offer shall be made by notice specifying the number and class of shares offered, the proportionate entitlement of the relevant member, the price per share and limiting a period (not being less than 30 days) within which the offer, if not accepted, will be deemed to be declined and after the expiration of such period the directors shall offer the shares so declined to the persons who have, within the said period, accepted all the shares offered to them in the same manner as the original offer and limited by a period of not less than 14 days. If any shares comprised in such further offer are declined or deemed to be declined such further offer shall be withdrawn in respect of such shares. At the expiration of the time limited by the notice(s) the directors shall allot the shares so offered to or amongst the members who have notified their willingness to take all or any of such shares in accordance with the terms of the offer. No member shall be obliged to take more than the maximum number of shares he has indicated his willingness to take. Section 89(1) and sub-sections (1) to (6) of Section 90 of the Act shall not apply to the Company.

(2) Any shares not accepted pursuant to paragraph (1) or not capable of being so offered except by way of fractions and any shares released from the provisions of this Article by special resolution or written resolution as therein specified shall subject to the provisions of
         Section 80 of the Act, be at the disposal of the directors who may allot, grant options over or otherwise dispose of them to such persons at such times and generally on such terms and conditions as they think proper, provided that no shares shall be issued at a discount and provided further that, in the case of shares not accepted as aforesaid, such shares shall not be disposed of on terms which are more favourable to the subscribers thereof than the terms on which they were offered to the members.

(3) The discretion of the directors contained in paragraph (1) (2) as to the allotment and disposal of and the granting of any option over the Company's shares shall in any event be subject to the provisions of any agreement relating thereto binding on the Company from time to time and any directions contained in any resolution creating such shares.

(4) Save with the prior written consent of all the holders from time to time of the Preferred Ordinary Shares no shares shall be allotted on terms that the right to take up the shares allotted may be renounced in favour of, or assigned, to another person and no person entitled to the allotment of a share may direct that such share be allotted or issued to any other person.


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(5)      Provided  always  that  notwithstanding  anything  herein or  elsewhere contained or implied no unissued share in the capital of the Company, with and subject to whatever rights and restrictions, shall be allotted or issued or made the subject of any option without the prior written consent of the holder or holders from time to time of the majority in nominal value of the Preferred Ordinary Shares.

7        Variation of class rights

Whenever the capital of the Company is divided into different classes of shares the special rights attached to any class may be varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up with the consent in writing of the holders of three-fourths of the issued shares of the class or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of that class but not otherwise. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or the proceedings thereat shall mutatis mutandis apply except that the necessary quorum shall be two persons at least holding or representing by proxy one-third in nominal amount of the issued shares of the class, that the holders of shares of the class shall on a poll have one vote in respect of every share of the class held by them respectively and that any holder of shares of the class present in person or by proxy may demand a poll.

8        Lien

The lien conferred by regulation 8 shall attach also to fully paid up shares and the Company shall also have a first and paramount lien on all shares, whether fully paid up or not, standing registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders for all monies presently payable by him or his estate to the Company. Furthermore, such lien shall extend to all amounts payable in respect of a share. The directors may resolve to exclude any share or any amount payable in respect of a share from the application of this Article. Regulation 8 shall be modified accordingly.

9        Calls

The liability of any member in default in respect of a call shall be increased by the addition at the end of the first sentence of regulation 18 of the words `and all expenses that may have been incurred by the Company by reason of non-payment of the call'.

10       Transfer of shares

(1) No member shall dispose of any interest in, or right attaching to, or renounce or assign any right to receive or subscribe for any share (save as may be required in pursuance of his obligations under these Articles or any Relevant Agreement) or create or permit to exist any charge, lien, encumbrance or trust over any share or agree (whether subject to any condition precedent, condition subsequent or otherwise) to do any of such things except (but subject always to paragraph (7) and Article 13):

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         (a)      as permitted by Article 11;
         (b)      as permitted by Article 12;
         (c)      as permitted by paragraph (3);
         (d)      pursuant to the  acceptance of a written offer as mentioned in
                  Article 12(16);
         (e)      as permitted by a Relevant Agreement.

(2) If a member at any time commits a breach of paragraph (1) in relation to any share he shall be deemed immediately prior to such breach to have given a transfer notice in respect of such share.

(3) A member may at any time and from time to time create an equitable charge or a floating charge on or over any of the shares registered in his name subject to the following terms and conditions:

         (a) such member shall remain the registered holder of the shares the subject of the charge (`the Charged Shares') and the terms of the charge, until enforcement of any such charge, shall not place the member under any obligation to exercise any of the voting rights attached to the Charged Shares in accordance with the directions or subject to the consent of the person entitled to the charge (`the Chargee') or any other person;

         (b) in the event that the Chargee shall become entitled to realise his security or otherwise exercise his rights as chargee and seeks to do so, such member shall be deemed to have immediately given a transfer notice in respect of all the Charged Shares;

         (c) the Chargee shall enter into direct covenants with the Company and the members to give effect to any transfer of the Charged Shares pursuant to paragraph (13)(a) of Article 12 which arises as a result of a deemed transfer notice free from the charge;

         (d) the Company shall receive the sale proceeds in respect of any transfer as is mentioned in sub-paragraph (c) and shall remit the same to the Chargee (or as he shall direct) against receipt of a binding release of the charge and delivery of the certificates relating to the Charged Shares and any transfers thereof executed by the registered holders thereof, but the Company shall not be liable to see to the application of such proceeds.

(4) For the purpose of ensuring that a particular transfer of shares is permitted under these Articles any member may require the transferor or the person named as transferee in any transfer lodged for registration to furnish him and the directors with such information and evidence as such member may think reasonably necessary or relevant. Failing such information or evidence being furnished to the reasonable satisfaction of such member within a period of 28 days after such request the directors shall, unless such member otherwise directs, be entitled to refuse to register the transfer in question.

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(5)      Where a transfer  notice in respect of any share is deemed to have been given under any provision of these Articles or under any Relevant Agreement and the circumstances are such that the directors (as a whole) are unaware of the facts giving rise to the same such transfer notice shall be deemed to have been received by the directors on the date on which the directors (as a whole) actually become aware of such facts and the provisions of Article 12 shall apply accordingly.

(6)      A  deemed  transfer  notice  shall be  deemed  not to  contain  a Total
         Transfer Condition (as defined in Article 12) and shall not be revocable.

(7) The directors shall not refuse to register any transfer of a share which is permitted under these Articles but may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which would otherwise be permitted hereunder if it is a transfer:

         (a)      of a share on which the Company has a lien;

         (b) of a share (not being a fully paid share) to a person of whom they shall not approve and shall in any event refuse to register the transfer of a share which is prohibited by any Relevant Agreement.

                  The first sentence of regulation 24 shall not apply.

(8) If a member or any of his Representatives becomes aware of any event which is deemed to give rise to an obligation to serve a transfer notice he shall forthwith give written notice thereof to the directors.

11       Permitted transfers

(1)      For the purpose of this Article:

         (a) `privileged relation' in relation to a member means the spouse (or widow or widower) of the member and the member's lineal descendants and for the purposes aforesaid a step-child or adopted child or illegitimate child of any member shall be deemed to be a lineal descendant of such member;

         (b) `family trust' means, in relation to a member being an individual or a deceased member, a trust (whether arising under a settlement, declaration of trust, testamentary disposition or on an intestacy) which does not permit any of the settled property or the income therefrom to be applied otherwise than for the benefit of (i) that member and/or a privileged relation of that member or (ii) any charity or charities as default beneficiaries (meaning that such charity or charities have no immediate beneficial interest in any of the settled property or the income therefrom when the trust is

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                  created  but may  become so  interested  if there are no other beneficiaries from time to time except another such charity or charities), and no power of control over the voting powers conferred by any shares the subject of the trust is capable of being exercised by or subject to the consent of any person other than the trustees or such member or his privileged relations.

(2) A member being an individual (not being in relation to the shares in question a holder thereof as a trustee of a family trust) may at any time transfer all or any of the shares held by him:

         (a)      to a privileged relation;

         (b)      to trustees to be held upon a family trust of such member.

(3)      Where shares are held by trustees upon a family trust:

         (a) such shares may on any change of trustees be transferred to the new trustees of that family trust;

         (b) such shares may at any time be transferred to any person to whom under paragraph (2) the same could have been transferred by the settlor if he had remained the holder thereof; and

         (c) if and whenever any such shares cease to be held upon a family trust (otherwise than in consequence of a transfer authorised by sub-paragraph (b)) or there cease to be any beneficiaries of that family trust other than a charity or charities the trustees shall be deemed immediately to have given a transfer notice in respect of all their relevant shares; and

         (d) for the purposes of this paragraph the expression `relevant shares' means and includes (so far as the same remain from time to time held by the trustees) the shares originally transferred to the trustees and any additional shares issued or transferred to the trustees by virtue of the holding of the relevant shares or any of them.

(4)      (a)      Any member  being a body  corporate  (not being in relation to the shares in question a holder thereof as a trustee of a family trust) may at any time transfer all or any shares held by it to a member of the same group (as hereinafter defined);

         (b) Where shares have been transferred under sub-paragraph (a) (whether directly or by a series of transfers thereunder) from a body corporate (`the transferor company' which expression shall not include a second or subsequent transferor in such a series of transfers) and subsequently the transferee company ceases to be a member of the same group as the transferor company then the transferee company shall forthwith transfer the relevant shares (as hereinafter defined) to the transferor company; and failure so to transfer such shares within 28 days

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                  of the transferee  company  ceasing to be a member of the same group as the transferor company shall result in a transfer notice being deemed immediately to be given in respect of the relevant shares;

         (c)      For the purposes of this paragraph:

                  (i) the expression `a member of the same group' means a company which is from time to time a holding company of which the transferor company is a wholly-owned subsidiary or a wholly-owned subsidiary of the transferor company or of any holding company of which the transferor company is a wholly-owned subsidiary; and

                  (ii) the expression `relevant shares' means and includes (so far as the same remain from time to time held by the transferee company) the shares originally transferred to the transferee company and any additional shares issued or transferred to the transferee company by virtue of the holding of the relevant shares or any of them.

(5) Any member being a body corporate (not being in relation to the shares in question a holder thereof as a trustee of a family trust) may at any time transfer all but not some only of the shares held by it to another body corporate which has acquired in connection with a bona fide scheme of amalgamation or reconstruction the whole or the main part of the undertaking or assets of such member.

(6)      A member may at any time transfer all or any of his shares:

         (a)      to any other member holding shares of the same class; or

         (b) in the case of a member being a nominee, to the person who is the beneficial owner or to a person to whom the beneficial owner, if he were registered as the holder, would have been entitled to transfer his shares in accordance with this Article; provided that the provisions of this paragraph shall not apply in circumstances where the beneficial ownership of the shares in question became vested in the beneficial owner in contravention of any of the provisions of these Articles or any Relevant Agreement;

         (c) to any person with the prior written consent of all the other members.

(7) The Representatives of a member may at any time transfer all or any of the shares to which they are entitled to any person to whom the registered holder would be permitted to transfer the same under these Articles.

(8) If the Representatives of a member are permitted under these Articles to become registered as the holders of any of such member's shares and elect so to do then such shares may at any time be transferred by those Representatives to any person to whom under this Article the same could

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         have been  transferred  by such  member if he had  remained  the holder thereof, but no other transfer of such shares by the Representatives shall be permitted under this Article.

(9) Unless all the members otherwise consent in writing, no transfer of any share permitted by this Article shall be made during the active period of any transfer notice or deemed transfer notice in respect of such share (and for this purpose `active period' in respect of a given notice means the period from the time of its service until the time when no member has any further rights or obligations, directly or indirectly, pursuant to that notice).

12       Pre-emption rights

(1)      (a)      Except for a transfer of shares which is permitted under these
                  Articles as mentioned in Article 10(1), no share shall be transferred until the following conditions of this Article are complied with:

         (b) Any member proposing to transfer a share (`the proposing transferor') shall give notice in writing (`transfer notice') to the directors that the proposing transferor desires to transfer such share. In the transfer notice the proposing transferor shall specify:

                  (i) the number and class of shares which the proposing transferor wishes to transfer (`the Transfer Shares') (which may be all or part only of the shares then held by the proposing transferor);

                  (ii) the price at which the proposing transferor wishes to sell the Transfer Shares and the identity of any person who has indicated a willingness to purchase the Transfer Shares at such price;

         (c) A transfer notice shall also state whether the proposing transferor wishes to impose a `Total Transfer Condition' (meaning a condition that unless all of the Transfer Shares are sold pursuant to the following provisions of this Article none shall be so sold), but in the absence of such a statement the transfer notice shall be deemed not to contain a Total Transfer Condition. Any two or more members shall be entitled to serve a joint transfer notice (meaning a notice signed by each of them specifying the shares which they wish together to transfer) containing a Total Transfer Condition and such notice shall for all the purposes of this Article take effect as if it were a single transfer notice and the Total Transfer Condition related to all the shares the subject of the joint transfer notice, but the obligations of those members thereunder or in respect thereof shall be several only in proportion to the number of Transfer Shares which they hold respectively;

         (d) The transfer notice shall constitute the Company (by its board of directors) as the agent of the proposing transferor empowered to sell the Transfer Shares (together with all rights attaching thereto at the date of the transfer notice or at any time thereafter) at the Transfer Price (as hereinafter defined) on the terms of this Article. Save as expressly provided otherwise in these Articles or in any Relevant Agreement a transfer notice shall be revocable at any time until the expiration of the Withdrawal Period (as hereinafter defined). If a proposing transferor revokes a transfer notice he may not subsequently transfer the shares the subject of the transfer notice (or any interest therein) otherwise than in accordance with these Articles and any Relevant Agreement.

(2) Where a transfer notice is given in respect of more than one class of share it shall be deemed for the purposes of this Article to comprise a number of separate transfer notices, one in respect of each such class. However, where the proposing transferor simultaneously serves transfer notices in respect of more than one class of shares he may stipulate in such notices by reference to this paragraph of this Article that any Total Transfer Condition shall apply to all of such shares and not merely to one class only.

(3) Within seven days after the receipt of any transfer notice the directors shall serve a copy of that transfer notice on all the members other than the proposing transferor. In the case of a deemed transfer notice the directors shall similarly serve notice on all the members (including the proposing transferor), notifying them that the same has been deemed to have been given, within 3 months after (i) the date of the event giving rise to the deemed transfer notice or (ii) (if later) the date on which the directors (as a whole) actually became aware of such event.

(4) Subject as provided otherwise in these Articles or in any Relevant Agreement the Transfer Shares shall be offered for purchase (as hereinafter provided) at a price per Transfer Share (`the Transfer Price') determined in accordance with paragraph (5).

 (5)     (a)      If the  transfer  notice is not a deemed  transfer  notice the
                  Transfer Price shall be the price specified by the proposing transferor in the transfer notice; or

         (b) If the transfer notice is a deemed transfer notice the Transfer Price shall be such price as shall be agreed in writing between the proposing transferor and the directors (other than the proposing transferor, if he be a director) or in the absence of such agreement (whether by reason of disagreement, absence, death or otherwise) within 21 days after the service of notices pursuant to paragraph (3) the Transfer Price will be determined by an independent Chartered Accountant of not less than ten years' standing (`the Expert') who shall be nominated by agreement between all the members or failing such nomination within 14 days after the request of any member to the others therefor nominated at the request of any member by the President from time to time of the Institute of Chartered Accountants in England and Wales. The Expert shall act as an expert and not as an arbitrator and his written determination shall be final and binding on the members.

The Expert will certify the open market value of the Transfer Shares as at the date of the transfer notice on the following assumptions and bases:

                  (i)      valuing  the  Transfer  Shares as on an arm's  length
                           sale   between  a  willing   vendor   and  a  willing
                           purchaser;

                  (ii)     if the  Company is then  carrying  on  business  as a
                           going  concern,   on  the  assumption  that  it  will
                           continue to do so;

                  (iii)    that  the  Transfer   Shares  are  capable  of  being
                           transferred without restriction;

                  (iv) valuing the Transfer Shares as a ratable proportion of the total value of all the issued shares of the Company but as between the Ordinary Shares and the Preferred Ordinary Shares in the proportion one to one hundred (1:100) taking into account the provisions of Article 5 sub paragraphs (1) and (2) (so that one Preferred Ordinary Share is valued at one hundred times the value of one Ordinary Share) but without any premiums or discounts being attributable to whether they represent, or do not represent, a controlling interest in the Company.

If any difficulty shall arise in applying any of the foregoing assumptions or bases then such difficulty shall be resolved by the Expert in such manner as he shall in his absolute discretion think fit.

The Transfer Price shall be a sum equal to the open market value of the Transfer Shares determined as aforesaid divided by the number of Transfer Shares. The Company will use its best endeavours to procure that the Expert determines the Transfer Price within 21 days of being requested so to do.

(6) If the determination of the Transfer Price is referred to the Expert the date of determination of the Transfer Price (`the Determination Date') shall be the date on which the directors receive the Expert's determination of the Transfer Price in writing. If the Transfer Price is determined by written agreement between the proposing transferor and the directors as aforesaid then the Determination Date shall be the date on which such agreement is made. If the Transfer Price is determined pursuant to paragraph (5)(a) then the Determination Date shall be the date on which the directors receive the transfer notice.

(7) The costs and expenses of the Expert in determining the Transfer Price and of his appointment shall be borne as to one half by the proposing transferor and as to the other half by the purchasers (as hereinafter defined) pro rata according to the number of Transfer Shares purchased by them unless none of the Transfer Shares are purchased pursuant to paragraphs (8), (9), or (11), in which event the proposing transferor shall pay all of such costs and expenses. In the case of default by a person in paying his due proportion of such costs and expenses any of the other contributors or (if the proposing transferor is solely responsible for such costs and expenses) the Company may pay such sum in his stead and any payment made in so doing shall be recoverable from the defaulter as a debt payable on demand.

(8) Within 7 days after the Determination Date or, if the transfer notice is capable of being revoked, within 7 days after the expiry of the Withdrawal Period the Transfer Shares shall be offered for purchase at the Transfer Price by the directors to those members who at the date of the offer are registered as the respective holders of shares of the same class as the Transfer Shares (other than (a) the proposing transferor and (b) any member to whom under Article 13 shares may not be transferred) in proportion to the number of shares of that class then held by them respectively. Every such offer shall be made in writing and shall specify (a) the total number of Transfer Shares; (b) the number of Transfer Shares offered to the member (`Pro-Rata Entitlement'); (c) whether or not the transfer notice contained a Total Transfer Condition and (d) a period (being not less than 14 days and not more than 21 days) within which the offer must be accepted or shall lapse, and shall be accompanied by a form of application for use by the member in applying for his Pro-Rata Entitlement and for any shares in excess of such entitlement which he wishes to purchase.

Upon the expiry of the said offer period, the directors shall allocate the Transfer Shares in the following manner:

         (a) to each member who has agreed to purchase shares, his Pro-Rata Entitlement or such lesser number of Transfer Shares for which he may have applied;

         (b) if any member has applied for less than his Pro-Rata Entitlement, the excess shall be allocated to the members who have applied for any part of such excess in proportion to the number of shares of the class then held by them respectively (but without allocating to any member a greater number of Transfer Shares than the maximum number applied for by him) and any remaining excess shall be apportioned by applying this sub-paragraph (b) without taking account of any member whose application has already been satisfied in full.

(9) If and to the extent that the Transfer Shares are not accepted by a member or members holding shares of the same class as the Transfer Shares within the time limited for acceptance or if there are no other holders of shares of that class the directors shall (in the former case) within 7 days after the expiration of such time as aforesaid (and in the latter case immediately), offer the Transfer Shares or so many thereof as have not been accepted as aforesaid (as the case may be) to members holding shares of the other class or classes (other than any member to whom under Article 13 shares may not be transferred) and the provisions of paragraph (8) shall apply mutatis mutandis to such offer (save that in the case of competition the Transfer Shares shall be sold to the acceptors in proportion to the aggregate nominal value of the shares then held by each of them respectively).

(10) If any of the Transfer Shares shall not be capable of being offered or allocated as aforesaid without involving fractions, the same shall be offered to or allocated amongst the members, or some of them, in such proportions as may be determined by lots drawn in respect thereof, and the lots shall be drawn in such manner as the directors shall think fit.

(11) If the transfer notice in question contained a Total Transfer Condition then no offer of Transfer Shares made by the directors pursuant to this Article shall be capable of acceptance until all of the Transfer Shares shall have been accepted by the members (or any of them). If by the foregoing procedure the directors shall not receive acceptances in respect of all the Transfer Shares within the period(s) of the aforesaid offer(s) they shall forthwith give notice in writing of that fact to the proposing transferor and none of the Transfer Shares will be sold to the members (except as mentioned below) pursuant to this Article. The proposing transferor may within a period of 3 months after the date of the directors' said notice sell all (but not some only) of the Transfer Shares to any person or persons (other than any member) at any price which is not less than the Transfer Price (after deducting, where appropriate, any net dividend or other distribution to be retained by the proposing transferor).

(12) If, by the foregoing procedure, the directors shall receive acceptances in respect of all of the Transfer Shares the directors shall forthwith give notice in writing as hereinafter mentioned to the proposing transferor and to the member or members who have agreed to purchase the same (`purchaser' or `purchasers') and the proposing transferor shall thereupon become bound upon payment of the Transfer Price to the proposing transferor (whose receipt shall be a good discharge to the purchaser, the Company and the directors therefor none of whom shall be bound to see to the application thereof) to transfer to each purchaser those Transfer Shares accepted by him. Every such notice shall state the name and address of each purchaser, the number of Transfer Shares agreed to be purchased by him and the place and time appointed by the directors for the completion of the purchase (being not less than 7 days nor more than 28 days after the date of the said notice and not being at a place outside England). Subject to the giving of such notice the purchase shall be completed at the time and place appointed by the directors.

(13) If the transfer notice in question did not contain a Total Transfer Condition and if by the foregoing procedure the directors shall receive acceptances in respect of none or part only of the Transfer Shares within the period(s) of the aforesaid offer(s) they shall forthwith give notice in writing of that fact to the proposing transferor, and the proposing transferor:

         (a)      shall  thereupon  become  bound upon  payment of the  Transfer
                  Price to transfer to each purchaser (if any) those Transfer Shares accepted by him and the provisions of paragraph (12) shall apply mutatis mutandis thereto;

         (b) may within a period of 3 months after the date of the directors' said notice sell all or any of those Transfer Shares which have not been accepted as aforesaid to any person or persons other than any member) at any price which is not
                  less  than  the  Transfer   Price  (after   deducting,   where
                  appropriate, the amount of any net dividend or other distribution to be retained by the proposing transferor).

(14) If a proposing transferor, having become bound to transfer any Transfer Shares pursuant to this Article, makes default in transferring the same the directors may authorise some person (who is (as security for the performance of the proposing transferor's obligations) hereby irrevocably and unconditionally appointed as the attorney of the proposing transferor for the purpose) to execute the necessary instrument of transfer of such Transfer Shares and may deliver it on his behalf and the Company may receive the purchase money and shall thereupon (subject to such instrument being duly stamped with any necessary stamp duty) cause the transferee to be registered as the holder of such Transfer Shares and shall hold such purchase money on behalf of the proposing transferor. The Company shall not be bound to earn or pay interest on any money so held and shall not pay such money to the proposing transferor until he shall have delivered his share certificates (or an appropriate indemnity in respect of any lost certificates) to the Company. The receipt of the Company for such purchase money shall be a good discharge to the transferee who shall not be bound to see to the application thereof, and after the name of the transferee has been entered in the register of members in purported exercise of the aforesaid power the validity of the proceedings shall not be questioned by any person.

(15) Without prejudice to the generality of Article 10(4), the directors may require to be satisfied that any shares being transferred by the proposing transferor pursuant to either paragraph (11) or paragraph
         (13)(b) are being transferred in pursuance of a bona fide sale for the consideration stated in the transfer and if not so satisfied may refuse to register the instrument of transfer.

(16)     (a)      Notwithstanding the provisions of paragraphs (11) and (13)(b), no  transfer  of any  shares  shall  be made by the  proposing
                  transferor   pursuant  to  either  of  those   paragraphs   or
                  registered without the previous consent in writing of the holders of a majority in nominal value of the Preferred
                  Ordinary Shares if it would result in a person or persons who was or were not a member or members of the Company on the date of adoption of these Articles (and any person or persons acting in concert (within the meaning of the City Code on Take-overs and Mergers) with him or them) obtaining direct or indirect control of a Controlling Interest unless, before the transfer is made, the proposed transferee(s) (`Buyer') make(s) a written offer (open for acceptance in England for a period of at least 30 days from its delivery, which shall be made personally on each of the members) to all the members to purchase all the shares in the capital of the Company then in issue (at the same time and on the same terms and conditions for each member) at a price per share not less than the Transfer Price. Such offer shall not be made conditional upon all or any proportion of the members accepting it and shall be on terms that it may be accepted by each member in respect of the whole or any part of his holding of shares. No member
                  (including the proposing transferor) shall complete any sale of shares to the Buyer unless the Buyer completes the purchase of all the shares agreed to be sold simultaneously.

(17)     (a)      In this paragraph a `Relevant Event' means:

                  (i)      in relation to a member being an individual:

                           (aa)     such member being adjudicated bankrupt; or
                           (bb)     such member dying; or
                           (cc) the happening of any such event as is referred to in paragraph (c) of regulation 81;

                  (ii)     a  member   making  any  voluntary   arrangement   or
                           composition with his creditors;

                  (iii)    in relation to a member being a body corporate:

                           (aa) a receiver, manager, administrative receiver or administrator being appointed of such member or over all or any part of its undertaking or assets; or
                           (bb) such member entering into liquidation (other than a voluntary liquidation for the purpose of a bona fide scheme of solvent amalgamation or reconstruction).

         (b) Upon the happening of any Relevant Event the member in question shall be deemed to have immediately given a transfer notice in respect of all the shares as shall then be registered in the name of such member.

         (c) If an individual, being a person who has transferred shares pursuant to Article 11(2), dies or is adjudicated bankrupt the directors shall be entitled (but not obliged) to resolve that any member who has acquired shares from that person pursuant to Article 11(2) or 11(3) (whether directly or by a series of transfers) shall be deemed to have given a transfer notice in respect of all the shares as shall then be registered in the name of such member. Any such resolution, to be effective for the purpose, must be passed within 3 months after (i) the date of the event in question or (ii) (if later) the date on which the directors (as a whole) actually become aware of such event, but for the purposes of paragraph (3) the directors shall serve the notice therein specified within 7 days of the passing of their resolution.

         (d) If the Relevant Event shall be the death or bankruptcy of a member, or the directors resolve that a transfer notice shall be deemed to be served pursuant to sub-paragraph (c) by reason of the death or bankruptcy of a person, and if any of the shares which are offered pursuant to the deemed transfer notice shall not be sold to the members (`the unsold shares') then, after the expiration of the period during which the unsold shares might have been purchased by a member or members pursuant thereto the Representatives of the member in question shall be entitled to elect at any time before the shares are disposed of by them to be registered themselves as the holders of the unsold shares (but so that such election shall not give rise to any obligation to serve a transfer notice in respect of the unsold shares).

(18) An obligation to transfer a share under the provisions of this Article shall be deemed to be an obligation to transfer the entire legal and beneficial interest in such share free from any lien, charge or other encumbrance

(19) If, under any of the provisions of this Article, any members become jointly and severally liable to complete the purchase of any Transfer Shares in place of any nominated purchaser then as between such members each of them shall purchase such number thereof as shall bear to the total number of Transfer Shares in question the same proportion as the number of shares held by such member at the date of the relevant nomination bore to the total number of shares then held by all such members.

13  Prohibited transfers

Notwithstanding anything else contained in these Articles no share shall be issued or transferred to any infant, bankrupt or person of unsound mind.

14       Proceedings at general meetings

(1) No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Two members present in person or by proxy shall be a quorum of which one shall be or represent a holder of any of the Preferred Ordinary Shares. Regulation 40 shall not apply.

(2) If within half an hour from the time appointed for a general meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place (or to such other day and at such other time and place as all the members may agree in writing). If at any adjourned meeting such a quorum is not present within half an hour from the time appointed for the adjourned meeting any two members present in person or by proxy shall be a quorum. Regulation 41 shall not apply.

(3) At any general meeting a poll may be demanded by any member present in person or by proxy and entitled to vote. Regulation 46 shall be modified accordingly.

(4) An instrument appointing a proxy may, in the case of a corporation, be signed on its behalf by a director or the secretary thereof or by its duly appointed attorney or duly authorised representative.

(5) The instrument appointing a proxy to vote at a meeting shall be deemed also to confer authority to vote on a poll on the election of a chairman and on a motion to adjourn the meeting.

(6) The holder or holders of the majority in nominal value of the Preferred Ordinary Shares shall have the sole right and be entitled to appoint and remove the chairman of the Company who shall be the chairman of general meetings.

15       Written resolutions

Any written resolution of the members may, in the case of a corporation, be signed on its behalf by a director or the secretary thereof or by its duly appointed attorney or duly authorised representative.

16       Number of directors

Unless otherwise determined by ordinary resolution, the number of directors shall be not more than four (including the Nominated Directors).

17       Alternate directors

(1) Any director (other than an alternate director) may at any time appoint any person (including another director) to be an alternate director and may at any time terminate such appointment, but in the case of any director other than the a Nominated Director making such an appointment, such appointment shall require the prior written approval of all the other directors. Any such appointment or termination of appointment shall be in writing signed by the appointor and (subject to any approval required) shall (unless the directors agree otherwise) only take effect upon lodgment thereof at the office or on delivery to a meeting of the directors or on delivery to the secretary. The same person may be appointed as the alternate director of more than one director.

(2) The appointment of an alternate director shall determine on the happening of any event which if he were a director would cause him to vacate such office or if his appointor ceases to be a director.

(3) An alternate director shall be entitled to receive notices of meetings of the directors and of any committee of the directors of which his appointor is a member and shall be entitled to attend and vote as a director and be counted in the quorum at any such meeting at which his appointor is not personally present and generally at such meeting to perform all functions of his appointor as a director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he constituted the director by whom he was appointed. It shall not be necessary to give notices of meetings to an alternate director who is absent from the United Kingdom. If an alternate director shall be himself a director or shall attend any such meeting as an alternate for more than one director his voting rights shall be cumulative, but he shall count as only one for the purpose of determining whether a quorum is present. If his appointor is from time to time absent from the United Kingdom or temporarily unable to act through ill-health or disability his signature to any resolution in writing of the directors shall be as effective as the signature of his appointor. An alternate director shall not (save as aforesaid) have power to act as a director nor shall he be deemed to be a director for the purposes of these Articles.

(4) An alternate director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a director but he shall not be entitled to receive from the Company in respect of his appointment as an alternate director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

(5)      Regulations 65 to 69 shall not apply.

18       Nominated director

The holder or holders of a majority in nominal value of the Preferred Ordinary Shares shall have the right at any time and from time to time to appoint any two persons as directors of the Company and the following provisions shall have effect:

(1) Any such appointment shall be effected by notice in writing to the Company by the appointor(s) and the appointor(s) may in like manner at any time and from time to time remove from office any director appointed by it or them pursuant to this Article and appoint any person in place of any director so removed.

(2) A notice of appointment or removal of a director pursuant to this Article shall take effect upon lodgment at the office or on delivery to a meeting of the directors or to the secretary.

(3) Every director appointed pursuant to this Article shall hold office until he is either removed in manner provided by this Article or dies or vacates office pursuant to regulation 81 (as modified by Article 20) and neither the company in general meeting nor the directors shall have power to fill any such vacancy.

(4) Any director appointed pursuant to this Article shall be at liberty from time to time to make such disclosure to his appointor(s) as to the business and affairs of the Company and its subsidiaries as he shall in his absolute discretion determine.

(5)      During  periods  when there are,  for  whatever  reason,  no  Nominated
         Directors:

         (a)      paragraphs (2) and (3) of Article 24 shall not apply; and

         (b) any matter which under these Articles requires the approval, agreement or consent of the Nominated Directors or either of them shall not require such approval, agreement or consent.

19       Appointment and retirement of directors

The directors shall not be subject to retirement by rotation and accordingly regulations 73 to 75 shall not apply and all other references in the regulations to retirement by rotation shall be disregarded.

20       Disqualification and removal of directors

Regulation 81 shall be modified by deleting paragraph (e) thereof. The office of a Nominated Director shall also be vacated if he shall be removed from office as hereinbefore provided.

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21       Remuneration of directors

The ordinary remuneration of the directors shall from time to time be determined by a special resolution of the Company, and shall (unless such resolution otherwise provides) be divisible among the directors as they may agree, or, failing agreement, equally, except that any director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office. Regulation 82 shall not apply.

22       Borrowing powers

The directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and subject as otherwise provided in these Articles to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

23       Pensions

The directors may give or award pensions, annuities, gratuities and superannuation or other allowances or benefits to any employees or ex-employees and to officers and ex-officers (including directors and ex-directors) of the Company or its predecessors in business or of any holding company or subsidiary of the Company or to the relations or dependants of any such persons and may establish, support and maintain pensions, superannuation or other funds or schemes (whether contributory or non-contributory) for the benefit of any such persons and/or their relations or dependants or any of them. Any director shall be entitled to receive and retain for his own benefit any such pension, annuity, gratuity, allowance or other benefit and may vote as a director in respect of the exercise of any of the powers by this Article conferred upon the directors notwithstanding that he is or may become interested therein. Regulation 87 shall not apply.

24       Proceedings of directors

(1) The holder or holders of a majority in nominal value of the Preferred Ordinary Shares shall have the sole right and be entitled to appoint and remove the chairman of any meeting of the directors or of any committee of the directors.

(2) No business shall be transacted at any meeting of the directors unless a quorum of directors is present when the meeting proceeds to business. Subject to Article 18(5), the quorum shall be two directors of whom one shall be a Nominated Director. In the event that at any duly convened meeting of the directors, the meeting is not so quorate, the meeting shall be adjourned to the same day in the next week at the same time and place (or to such other day and at such other time and place as the Nominated Directors may agree in writing) and at such adjourned meeting the quorum shall be any two directors. Regulation 89 shall not apply.


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

(3)      (a)      Unless otherwise agreed by a Nominated  Director in writing in any particular case, at least 14 clear days' notice in writing shall be given to each director of every meeting of the directors, except any absent from the United Kingdom from time to time who have (a) (in the case of a director) nominated an alternate or (b) failed to furnish the Company with an address abroad to which such notices may be forwarded. The third sentence of regulation 88 shall not apply to the Company.

         (b) Regulation 111 shall be read as if the words `except that a notice calling a meeting of the directors need not be in writing' were deleted therefrom.

         (c) Each such notice shall (i) be sent to the address notified from time to time by each director to the secretary (or, if there is none at that time, the chairman) as his address for the service of such notices (or if no address has been so supplied, to his last known address); (ii) contain an agenda specifying in reasonable detail the matters to be discussed at the relevant meeting; (iii) be accompanied by any relevant papers for discussion at such meeting; and (iv) if sent to an address outside the United Kingdom, be sent by courier, telex or facsimile transmission.

         (d) Save as provided in paragraph (c) any such notice may be delivered personally or by first class prepaid letter and shall be deemed to have been served if by delivery when delivered and if by first class letter 48 hours after posting.

         (e) Except as may be agreed by a Nominated Director in any particular case, no business or resolution shall be transacted or passed at any meeting of the directors except as was fairly disclosed in the agenda for such meeting.

(4) Appropriate complete minutes of each meeting of the directors shall be maintained by the Company and copies thereof distributed to the directors as soon as reasonably practicable after the meeting shall have been held.

(5) All or any of the members of the board of directors or any committee of the board may participate in a meeting of the board or that committee by means of conference telephones or any communication equipment which allows all persons participating in the meeting to hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

26 A director who is in any way whether directly or indirectly interested in a transaction or arrangement or proposed transaction or arrangement with the Company may vote in respect of any such transaction or arrangement or proposed transaction or arrangement or any matter arising thereout and if he does so vote his vote shall be counted and he shall be capable of constituting a quorum at any meeting of the directors at which any such transaction or arrangement or proposed transaction or arrangement shall come before the board of directors for consideration and may retain for his own absolute use and benefit all profits and advantages directly or indirectly accruing to him thereunder or in consequence thereof. Regulations 94 to 97 shall not apply.

25       Notices

A notice sent by post shall be deemed to be given at the time when the same was posted. The second sentence of regulation 115 shall not apply

26       Indemnity and insurance

(1) Subject to the provisions of and so far as may be permitted by law, every director, auditor, secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court. Regulation 118 shall not apply.

(2) The Company may purchase and maintain for any officer or auditor of the Company insurance against any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company.

27       Overriding provisions

(1) Notwithstanding the provisions of these Articles the directors shall be obliged, so far as may be permitted by law, to act in all respects in accordance with and give effect to any Relevant Agreement.

(2) Where the approval, agreement or consent of any member or director is required under any provision of these Articles to any particular matter, such approval, agreement or consent may be given subject to such terms and conditions as that member or director may require and any breach of such terms and conditions shall ipso facto be deemed to be a breach of these Articles.

28       Company seal

The Company need not have a company seal and pursuant to Section 36A of the Act may execute and deliver any document as a deed under the signature of any two directors or of one director and the secretary. A certificate in respect of any shares or other securities in the Company shall be validly issued if it is executed as a deed as aforesaid.

29       Representatives

These Articles shall be binding upon and (except as otherwise provided herein) shall enure for the benefit of each member's Representatives.



















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